POWER OF ATTORNEY
The undersigned, as a Section 16 reporting person of Logitech
International SA (the "Company"), under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby constitutes and appoints Catherine Valentine, General Counsel of the Company;
Tom Kaweski, Director, Associate General Counsel of the Company
and Jennifer Wolf, Director, Corporate Accounting and Reporting, and each of them, the undersigned's true and lawful attorney-in-fact to:
* to complete and execute Forms 3, 4 and 5 and other forms
and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable
pursuant to Section 16 of the Securities Exchange Act
and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition  or disposition of securities of the Company; and
* do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate.
   The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
   This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
   IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of August 2010.

Signature: /s/ Neil Hunt
Print Name: Neil Hunt